Forschungszentrum Jülich Purchases D-WaveTM Quantum Computer, Becoming First High-Performance Computing Center in the World to Own D-Wave's Advantage™ System
System will be connected to JUPITER supercomputer, Europe’s first and only exascale HPC, to facilitate breakthroughs in artificial intelligence (AI) and quantum optimization applications
Palto Alto/ California, Jülich/ Germany, February 13, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first commercial supplier of quantum computers, and the Jülich Supercomputing Centre (JSC) at Forschungszentrum Jülich (FZJ) announced today that FZJ has purchased a D-Wave quantum computer, becoming the first high-performance computing (HPC) center in the world to own a D-Wave Advantage annealing quantum computing system.
With the purchase of the world's largest quantum computer and Europe's first quantum computer with more than 5,000 qubits and 15-way connectivity, the Jülich UNified Infrastructure for Quantum computing (JUNIQ), a public quantum computing user facility deployed by JSC, gains complete access to all aspects of the system– including the ability to modify system parameters and integrate the quantum system in new ways for new purposes. For example, this will allow it to be connected to the JUPITER exascale computer in the future, potentially enabling breakthroughs in areas such as artificial intelligence (AI) and quantum optimization. JUPITER, which is currently being built close to JUNIQ at the FZJ, is expected to surpass the threshold of one quintillion calculations per second. This will be the world’s first coupling of an annealing quantum computer with an exascale supercomputer, providing a first-of-a-kind opportunity for tackling the world's toughest computational problems.
JSC's system will be upgraded to D-Wave's next generation Advantage2™ quantum processor unit (QPU), once it becomes available. The Advantage2 system is expected to deliver significant performance gains with doubled coherence, increased connectivity and a 40 percent boost to the energy scale for advanced problem solving.
“The D-Wave Advantage system has played a pioneering role in the development of quantum optimization, both through its contribution to breakthrough research and the development of enterprise-grade solutions across numerous industries,” said Prof. Thomas Lippert, director of JSC.
“D-Wave stands alone as the only quantum vendor solving real-world problems today, and we’re thrilled to be the first HPC center in Europe to own its groundbreaking annealing quantum computer.”
“With D-Wave's innovative technology, the integration of the system into JUNIQ and its future coupling with the exascale supercomputer JUPITER, we will take the use of quantum technology in Jülich, and on behalf of Germany and Europe, to a new level,” said Prof. Kristel Michielsen, head of JUNIQ & Quantum Computing at JSC. “Our experts are familiar with hosting the system, and JUNIQ’s scientific users have already been able to conduct remarkable research. We look forward to the further use of D-Wave and its coupling with the new exascale supercomputer generation, which we hope will enable us to look at scientific questions in a completely new way and solve real-world problems.”
"JSC’s renowned HPC computing expertise combined with our transformational annealing quantum computing technology creates a powerful synergy,” said Dr. Alan Baratz, CEO of D-Wave. “We are excited to see the innovations and applications that we expect will continue to emerge from this important collaboration.”
Since the beginning of its collaboration with D-Wave, JUNIQ’s scientific users have successfully used the D-Wave system for their work on several occasions, including:
•In 2022, researchers from Lund University in Sweden, together with JSC scientist Dr. Sandipan Mohanty, used the annealing quantum computer to study protein folding. The results of D-Wave's calculations were considered remarkable. A better understanding of protein folding could help shed light on their role in diseases such as Alzheimer's or Parkinson's. The corresponding paper was selected as an ‘Editor’s Selection’ in the Physical Review Research.

•In Summer 2024, JSC scientists together with colleagues from Slovenia proved with D-Wave that an annealing quantum computer can directly mirror the microscopic interactions of electrons in the material – a significant advancement in the field. The research results were published in Nature Communications.
•Only recently, a team of scientists from JSC, the University of Leeds and the Institute of Science and Technology Austria succeeded in gaining important insights into quantum physical processes during the formation of the universe. For their calculations, the researchers combined the D-Wave system with a supercomputer. The results were presented in Nature Physics last week.
About the Jülich Supercomputing Centre at Forschungszentrum Jülich
JSC at Forschungszentrum Jülich provides researchers in Germany and Europe with computing time on supercomputers of the highest performance class and operates JUNIQ, a European quantum computing infrastructure. JUNIQ provides science and industry with access to state-of-the-art quantum computers, supporting early exploration and adoption of quantum computing technologies. The scientists at JSC combine outstanding expertise in the fields of high-performance computing, quantum computing and artificial intelligence, develop reliable, transparent AI tools and basic models, and are sought-after experts in science and industry. JSC is embedded in Forschungszentrum Jülich, a member of the Helmholtz Association, which employs 7,400 people and conducts interdisciplinary research for a digitised society, a climate-friendly energy system and sustainable economic activity. Research in the natural, life and technical sciences is concentrated in the fields of information, energy and bio-economy.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our 5,000+ qubit AdvantageTM quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our Advantage and Advantage2TM systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:
D-Wave
Alex Daigle: media@dwavesys.com

Jülich Supercomputing Centre (JSC)
Kristel Michielsen: k.michielsen@fz-juelich.de